Exhibit 99.1

Signature Page

KKR NGT (DREAM) BLOCKER PARENT L.P.	11/29/2024
By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NGT (DREAM) BLOCKER PARENT (EEA) L.P.	11/29/2024
By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES NGT L.P.	11/29/2024
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NEXT GEN TECH GROWTH LIMITED	11/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME AG FINANCING LP	11/29/2024
By: K-PRIME Hedge-Finance GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME HEDGE-FINANCE GP LIMITED	11/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME AGGREGATOR L.P.	11/29/2024
By: K-PRIME GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

K-PRIME GP LLC	11/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES GROUP L.P.	11/29/2024
By: KKR Associates Group GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR ASSOCIATES GROUP GP LLC	11/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary